Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Payments Inc. on Form 10-Q for the period ended August 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul R. Garcia, Chief Executive Officer of Global Payments Inc. (the “Company”), and David E. Mangum, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul R. Garcia	/s/ David E. Mangum
Paul R. Garcia Chief Executive Officer Global Payments Inc. October 12, 2010	David E. Mangum Chief Financial Officer Global Payments Inc. October 12, 2010

A signed original of this written statement required by Section 906 has been provided to Global Payments Inc. and will be retained by Global Payments Inc. and furnished to the Securities and Exchange Commission upon request.